QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-4 of Naspers Limited of our reports dated September 13, 2002, relating to the financial statements of United Broadcasting Corporation Public Company Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers ABAS Ltd.
PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand
1 November 2002

QuickLinks

  Exhibit 23.3
Consent of PricewaterhouseCoopers ABAS Ltd. (United Broadcasting Corporation)